UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2020

BRIDGEWAY NATIONAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55505	45-5523835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 15th Street NW, Suite 1030

Washington, DC 20005

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (202) 846-7869

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BDGY	OTC Pink

Item 1.01 Entry into a Material Agreement

On September 28, 2020, we entered into an employment agreement with Eric Blue who will serve as our Chief Executive Officer and on July 13, 2020, we entered into an employment agreement with Eon Washington who will serve as our Chief Operations Officer – Director of Operations. The employment agreement with Mr. Blue has a five-year term, with automatic successive one-year renewal terms unless we or the executive decline to renew the agreement. Additionally, the employment agreement with Mr. Blue provides for a base salary of $500,000 per annum, a one-time equity grant, certain severance payments required to be made to Mr. Blue in the event his employment is terminated by us without “cause” or if the executive terminates his employment for “good reason.” The employment agreement with Mr. Washington has a one-year term, with automatic successive one-year renewal terms unless we or the executive decline to renew the agreement. Additionally, the employment agreement with Mr. Washington provides for a base salary of $185,000 per annum and certain severance payments required to be made to Mr. Washington in the event his employment is terminated by us without “cause” or if the executive terminates his employment for “good reason.”

The employment agreements are attached to this Form 8-K Report as Exhibits 10.1 and 10.2, and the management incentive bonus plan is attached to this Form 8-K. Report as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement dated September 28, 2020 by and between Bridgeway National Corp. and Eric Blue.

10.2	Employment Agreement dated July 13, 2020 by and between Bridgeway National Corp. and Eon Washington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEWAY NATIONAL CORP.

By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer

Dated: September 28, 2020